===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   KFx Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

KFX INC.
1999 BROADWAY, SUITE 3200
DENVER, COLORADO 80202


                                                                  April 30, 1998

Dear Stockholder:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of KFx Inc., which will be held at 10:00 a.m. local time on Thursday, June 18, 1998 at the executive offices of KFx Inc., 1999 Broadway, Suite 3200, Denver, Colorado 80202.

     The Notice of Annual Meeting and the Proxy Statement that follow describe the business to be conducted at the Meeting. We will also report on matters of current interest to our stockholders.

     The Annual Report for the year ended December 31, 1997 is enclosed, and I hope you will read it carefully. Feel free to forward to us any questions you may have if you are unable to be present at the Meeting. Our World Wide Web homepage on the Internet is a convenient way to communicate with us. Our homepage is located at http://www.kfx.com.

     Also enclosed is a Proxy authorizing two officers of KFx Inc. to vote your shares for you if you do not attend the Meeting. Whether or not you are able to attend the Meeting, I urge you to complete your Proxy and return it to our transfer agent, InterWest Transfer Company, in the enclosed addressed, postage-paid envelope, as a quorum of the Stockholders must be present at the Meeting, either in person or by Proxy, for the conduct of business.



                         Sincerely,



                         /s/ Theodore Venners

                         Theodore Venners
                         Chairman of the Board of Directors
                         President and Chief Executive Officer

KFX INC.
1999 BROADWAY, SUITE 3200
DENVER, COLORADO  80202


                            NOTICE OF ANNUAL MEETING


                                                                  April 30, 1998

To the Stockholders of KFx Inc:

     The 1998 Annual Meeting of the Stockholders (the "Meeting") of KFx Inc. (the "Company") will be held on Thursday, June 18, 1998 at 10:00 a.m. local time at the executive offices of the Company, 1999 Broadway, Suite 3200, Denver, Colorado 80202. The purpose of the Meeting is to consider and take action upon the following matters:

1.   Election of one Director.

2. Approval of Price Waterhouse LLP as the Company's independent accountants for the year ending December 31, 1998.

3. Such other business as may properly be brought before the Meeting and any postponements, continuations or adjournments thereof.

     Only stockholders of record at the close of business on April 30, 1998 are entitled to notice of and to vote at the Meeting or at any postponements, continuations or adjournments thereof.

     The By-laws require that the holders of a majority of the stock issued and outstanding and entitled to vote be present or represented at the Meeting in order to constitute a quorum for the transaction of business. It is important that your stock be represented at the Meeting regardless of the number of shares you hold. Whether or not you are able to be present in person, please sign and return promptly the enclosed Proxy in the accompanying envelope, which requires no postage if mailed in the United States.

     THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSED ITEMS. YOUR VOTE IS IMPORTANT.

     This Notice, the Proxy and Proxy Statement enclosed herewith are sent to you by order of the Board of Directors.


                         Rudolph G. Swenson
                         Secretary

                                PROXY STATEMENT

     The enclosed Proxy is solicited by the Board of Directors (the "Board") of KFx Inc. (the "Company") for use at the 1998 Annual Meeting of the Stockholders (the "Meeting") to be held on Thursday, June 18, 1998 at 10:00 a.m. local time at the executive offices of the Company, 1999 Broadway, Suite 3200, Denver, Colorado 80202, and all postponements, continuations or adjournments thereof. This Proxy Statement and the enclosed Proxy were first furnished to Stockholders of the Company on or about April 30, 1998.

                               VOTING PROCEDURES

     The presence in person or by Proxy of a majority of the outstanding shares of common stock of the Company, $.001 par value ("Common Stock"), entitled to vote at the Meeting is necessary to provide a quorum for the transaction of business at the Meeting. Shares can only be voted if the Stockholder is present in person or is represented by returning a properly signed Proxy. Each Stockholder's vote is very important. Whether or not you plan to attend the Meeting in person, please sign and promptly return the enclosed Proxy card, which requires no postage if mailed in the United States. All signed and returned Proxies will be counted towards establishing a quorum for the Meeting, regardless of how the shares are voted.

     Shares represented by Proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the Proxy card. If your Proxy card is signed and returned without specifying choices, your shares will be voted FOR the management nominee for Director, FOR the ratification of the selection of Price Waterhouse LLP as the Company's independent accountants for the year ending December 31, 1998, and as the individuals named as Proxy holders on the Proxy deem advisable on all matters as may properly come before the Meeting. Any Proxy may be revoked at any time prior to the exercise thereof by submitting another Proxy bearing a later date or by giving written notice of revocation to the Company at the Company's address indicated above or by voting in person at the Meeting. Any notice of revocation sent to the Company must include the Stockholder's name and must be received prior to the Meeting to be effective.

     The election of each director nominee requires the affirmative vote of a plurality of the shares cast in the election of directors. An affirmative vote of a majority of the votes cast at the Meeting is required for approval of Price Waterhouse LLP as the Company's independent accountants for the year ending December 31, 1998 and all other matters that may be submitted to the Company's Stockholders for consideration.

     Those shares present, in person or by Proxy, including shares as to which authority to vote on any proposal is withheld, shares abstaining as to any proposal, and broker non-votes (where a broker submits a Proxy but does not have authority to vote a customer's shares on one or more matters) on any proposal, will be considered present at the Meeting for purposes of establishing a quorum. Each will be tabulated separately.

     Under the rules of the American Stock Exchange, brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on all proposals contained in this Proxy.

     Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders, while broker non-votes are not counted for purposes of determining whether a proposal has been approved. Votes cast by Proxy will be tabulated by an automated system administered by InterWest Transfer Company, Inc., the Company's transfer agent. Votes cast by Proxy or in person at the Meeting will be counted by the persons appointed by the Company to act as election inspectors for the Meeting.

The outstanding shares of the Company entitled to vote as of April 30, 1998 consisted of 23,926,040 shares of Common Stock. Only Stockholders of record at the close of business on April 30, 1998 are entitled to vote at the Meeting. Each share is entitled to one vote.


                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS
                             ---------------------

     The Company's Certificate of Incorporation provides for a board of directors made up of three classes. The members of each class serve three-year staggered terms with one class to be elected at each annual meeting. As provided in the Company's By-laws, the Board has currently set the total number of directors at six, with two directors in Class I, three directors in Class II
and one director in Class III.   The current terms of the Class I and Class II
directors expire at the Company's annual meeting of shareholders in 1999 and 2000, respectively. The current term of the Class III director expires at the Meeting.

     The Board has nominated Brian D. Holt for election as a Class III director to serve a three-year term expiring at the 2001 annual meeting of stockholders and until his successor is elected and qualified.

     It is intended that shares represented by properly executed Proxies will be voted to elect the director nominee, unless authority to so vote is withheld. The nominee is currently a member of the Board and has indicated a willingness to serve as a director if re-elected. The Board has no reason to believe that the director nominee will be unable to serve as a director or become unavailable for any reason. If, at the time of the Meeting, the director nominee shall become unavailable for any reason, the persons entitled to vote the Proxy will vote, as such persons shall determine in his or her discretion, for such substituted nominee, if any, nominated by the Board.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL NO.  1

Directors

     The following table sets forth certain information with respect to the director nominee and the directors who will continue in office after the Meeting including the name and age of each director and nominee, his principal occupation and business experience during the past five years, and the commencement of his term as a director of the Company.

                              NOMINEE FOR ELECTION

                                   Principal Occupation or Employment During the Past                Director
        Name and Age                        Five Years; Other Directorships                           Since
        ------------                        -------------------------------                           -----

Brian D Holt (49)             President and Chief Executive Officer of Thermo Ecotek                   1995
                              Corporation ("TCK"), since February 1994.  From January
                              1989 to February 1994, Mr. Holt was President and Chief
                              Executive Officer of Pacific Generation Company.  Mr. Holt
                              also serves as a director of TCK.  See "Certain
                              Relationships and Related Transactions."

         DIRECTORS WHOSE TERM OF OFFICE WILL CONTINUE AFTER THE MEETING

                                   Principal Occupation or Employment During the Past                 Director
        Name and Age                        Five Years; Other Directorships                            Since
        ------------                        -------------------------------                            -----

Vincent N. Cook (63)          A founding stockholder of the Company.  Mr. Cook has been                1996
                              President and Chief Executive Officer of Visions Inc. since
                              1989.  Mr. Cook is a director of Science Applications
                              International Corporation.

Peter G. Martin (49)          An independent investment banker and venture capitalist                  1995
                              since 1990.  Mr. Martin is a director of MacroChem, Inc.
                              and DermaRx Corporation.

Jack C. Pester (63)           Senior Vice President in charge of Retail Marketing for The              1994
                              Coastal Corporation since 1987.  Mr. Pester is a past
                              president of the Independent Refiners Association of
                              America and the Petroleum Marketers Association of America.
                              Mr. Pester is a member of the Board of Governors of Drake
                              University and a director of the American Mutual Life
                              Insurance Company of Des Moines.

Theodore Venners (50)         Chairman of the Board since July 1993, and President and                 1992
                              Chief Executive Officer of the Company since October 1995.
                              Mr. Venners also served as President of the Company since
                              its inception to September 1993.  He is a founding partner of K-Fuel Limited Partnership and its predecessor, K-Fuel
                              Partnership, and served as managing partner of those
                              entities from 1984 until their merger with the Company in
                              December 1992.


Stanley G. Tate (70)          A founding stockholder of the Company.  Mr. Tate has been                1997
                              the principal shareholder of Tate Enterprises since 1986.
                              Mr. Tate is a director of Envirocivil Engineering Corp.

BOARD MEETINGS

     During 1997 the Board met seven times. The Board also took action two times by unanimous written consent. During 1997, no director attended fewer than 66 percent of the aggregate of (i) the total number of meetings of the Board during 1997; and (ii) the total number of meetings held by all committees of the Board on which he served in 1997.

COMMITTEES OF THE BOARD

     AUDIT COMMITTEE. The Board has an audit committee and during 1997 its members were Peter G. Martin, Jack C. Pester and Stanley G. Tate. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, considers the range of audit and non-audit fees and reviews with the independent accountants the adequacy of the Company's internal accounting controls. The Audit Committee met one time in 1997.

     COMPENSATION COMMITTEE.   The Board has a Compensation Committee and during
1997 its members were Brian D. Holt, Vincent N. Cook and Jack C. Pester. The Compensation Committee, among other things, advises the Board on all matters pertaining to compensation programs and policies, establishes guidelines for employee incentive and benefit programs, makes specific recommendations to the Board relating to salaries of officers and all incentive awards, and administers
the Company's stock option plans.   The Compensation Committee met one time in
1997 and also took action one time by unanimous written consent.

COMPENSATION OF DIRECTORS

     CASH COMPENSATION.   Effective in 1996, directors who are not employees of
the Company receive an annual retainer of $4,000 and a fee of $500 for attending each regular meeting of the Board and $300 for participating in each meeting of the Board held by means of telephone conference call and for participating in
certain meetings of committees of the Board.   Mr. Venners is an employee of the
Company and does not receive any cash compensation from the Company for his service as a director. Directors are also reimbursed for out-of-pocket travel and other expenses incurred in attending such meetings.

     STOCK OPTION PLAN.   Effective in 1996, directors who are not employees of
the Company receive an annual grant of options to purchase 10,000 shares of Common Stock under the Company's 1996 Stock Option and Incentive Plan (the "1996 Plan"). Under the terms of the 1996 Plan, the grant of stock options to non-employee directors is automatic on the third business day after the annual
meeting of stockholders and are immediately vested on the date of grant.   The
exercise price is the average daily market price for the five (5) consecutive trading days immediately preceding the grant date. In 1997, options for 50,000 shares were granted to non-employee directors, comprised of 10,000 each to Mssrs. Cook, Holt, Martin, Pester and Tate.

                               EXECUTIVE OFFICERS
                               ------------------

     Set forth below is certain information regarding the executive officers of the Company, including age, principal occupation during the last five years and the date each first became an executive officer of the Company.

                                                                                                  Executive Officer
                                                                                                   of the Company
       Name / (Age)                          Present Executive Office                                   Since
       -----------                           ------------------------                                   -----

Theodore Venners (50)       Chairman of the Board, President and Chief Executive                         1992
                            Officer.  More detailed information regarding Mr. Venners'
                            business experience is set forth under "Directors."

Joyce M. Goldman (57)       Vice President of Administration since January 1994.  Ms.                    1994
                            Goldman has served as the primary administrative officer
                            of the Company and various predecessor entities of the
                            Company since April 1984.

Jeffrey A. Hansen (36)      Chief Financial Officer since June 1997.  Mr. Hansen was                     1994
                            Controller of the Company from February 1994 to June 1997
                            and served as a part-time consultant to the Company from
                            July 1993 to February 1994.  From 1989 until joining the
                            Company, Mr. Hansen was employed as a financial manager or was a consultant to various companies in the extractive
                            and agribusiness industries.  Mr. Hansen is a licensed
                            certified public accountant in the state of Colorado.

Robert W. Pollard (47)      Vice President of Marketing and Sales since June 1996.                       1996
                            From 1990 until joining the Company, Mr. Pollard served in various executive marketing positions with Jim Walter
                            Resources, Inc., an Alabama coal mining and marketing
                            company.  Mr. Pollard is a licensed attorney in the State
                            of Alabama and is a member of the Alabama and American bar associations.

Rudolph G. Swenson (60)     Secretary and Treasurer since 1992 and Vice President of                     1992
                            Contracts and Patents since June 1996.   From January 1994
                            to June 1996, Mr. Swenson served the Company as Chief
                            Financial Officer.  Mr. Swenson serves on the Board of
                            Directors of the Black Hills Regional Eye Institute.

                             EXECUTIVE COMPENSATION
                             ----------------------

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information for each of the last three fiscal years concerning compensation paid by the Company to the Chief Executive Officer ("CEO") and any other executive officer whose total annual salary and bonus exceeded $100,000 for 1997 ("Named Executive Officers").

                                               Annual Compensation               Long-Term Compensation
                                               -------------------               ----------------------
                                                            Bonus and                           Securities
         Name and                                          Other Annual      Restricted Stock   Underlying
    Principal Positions          Year       Salary         Compensation           Awards        Options/(3)/
----------------------------------------------------------------------------------------------------------------
Theodore Venners/(1)/            1997      $142,500             -                    -          200,000
  Chairman of the Board          1996       164,583          $18,750/(2)/            -          600,000
  President and CEO              1995       185,000             -                    -           50,000

Robert H. Gentile                1997       105,000             -                    -          100,000/(4)/
  VP  Development                1996       171,500             -                    -             -
                                 1995       150,000             -                    -           25,000/(4)/

R. David Usilton                 1997       113,785             -                    -           20,000/(5)/
  Chief Operating                1996        78,125           15,625/(2)/            -          100,000/(5)/
  Officer
                                 1995          -                -                    -             -

_______________

/(1)/  President and Chief Executive Officer since October 1995.
/(2)/ Bonus compensation in 1996 was for 1996 services but was not paid until January 1997.
/(3)/ It has not been the Company's policy in the past to grant stock appreciation rights ("SARs"), and no such rights are outstanding.
/(4)/ Mr. Gentile's employment with the Company ended on October 1, 1997. Previous stock option grants under the 1992 Plan (as defined herein) made in 1994 and 1995 totaling 80,000 shares were cancelled and a new option grant for 100,000 shares was made under the 1996 Plan. The options granted in 1997 are exercisable at $3.75 per share and were fully vested on the date of grant. The options expire in September 2002. Mr. Gentile is now a consultant to the Company.
/(5)/ Mr. Usilton's employment with the Company ended on September 1, 1997. Previous stock option grants under the 1996 Plan made in 1996 totaling 100,000 shares were cancelled and a new option grant for 20,000 shares was made under the 1996 Plan. The options granted in 1997 are exercisable at $3.75 per share and were fully vested on the date of grant. The options expire in September 2002.

     The forgoing compensation table does not include certain fringe benefits made available on a nondiscriminatory basis to all Company employees such as group health insurance, paid parking, certain educational and training programs, vacation and sick leave. In addition, the Company makes available certain non-monetary benefits to its executive officers with a view to acquiring and retaining qualified personnel and facilitating job performance. The Company considers such benefits to be ordinary and incidental business costs and expenses. The aggregate value of such benefits in the case of each executive officer listed in the above table, which cannot be precisely ascertained but which is less than ten percent of the annual salary of each such executive officer, is not included in such table.

                         COMPENSATION PURSUANT TO PLANS

1992 PLAN

     In 1993, the Company's stockholders approved and adopted the Amended and Restated Stock Option Plan (the "1992 Plan"). The Company has reserved
1,000,000 shares of Common Stock for issuance under the 1992 Plan.   As of April
30, 1998, stock options for 702,000 shares had been granted, leaving stock options for 298,000 shares available for grant under the 1992 Plan.

1996 PLAN

     In 1996, the Company's stockholders approved and adopted the 1996 Plan.
The Company has reserved 1,500,000 shares of Common Stock for issuance under the
1996 Plan.   As of April 30, 1998, stock options for 1,210,500 shares had been granted, leaving stock options for 289,500 shares available for grant under the 1996 Plan.

RESTRICTED STOCK PLAN - DIRECTORS AND SELECTED OFFICERS

     In December 1993, the Company's stockholders approved and adopted the Restricted Stock Plan for Directors and Selected Officers ("the Directors Plan"). A total of 500,000 shares have been reserved for issuance pursuant to the Directors Plan. The Directors Plan provided that commencing as of the effective date of the Directors Plan, any and all fees payable to directors for their service on the Board, and the salary payable to selected officers after the date that they became participants in the Directors Plan, were paid entirely and solely in shares of restricted stock. Although the Directors Plan is still in existence, the Company changed the compensation policy of directors beginning in 1996 (see "Compensation of Directors" discussed previously) and does not currently foresee any additional issuances of shares under the Directors Plan.

STOCK OPTIONS GRANTED DURING 1997

     The following table sets forth information concerning individual grants of stock options by the Company under the 1996 Plan for the year ended December 31, 1997 to the CEO and the Named Executive Officers. It has not been the Company's policy in the past to grant stock appreciation rights, and no such rights were granted during 1997.

                             OPTION GRANTS IN 1997





                                          Percent of
                        Number of           Total                                        Potential Realizable
                        Securities         Options                                         Value at Assumed
                        Underlying        Granted to       Exercise                        Annual Rates of
                         Options          Employees        Price Per      Expiration      Stock Appreciation
Name                     Granted           in 1997           Share           Date        For Option Term/(2)/
-------------------------------------------------------------------------------------------------------------------
                                                                                         5 Percent       10 Percent
                                                                                         ---------       ----------

Theodore Venners         200,000 (1)         31.7  %          $3.75         9/6/04        $305,325         $711,538

Robert H. Gentile           100,000          15.9  %           3.75         9/6/02         104,000          229,000

R. David Usilton             20,000           3.2  %           3.75         9/6/02          20,800           45,800

_______________
/(1)/ Options granted under the 1996 Plan, which vest 20 percent per year beginning on the first anniversary date of the grant.
/(2)/ The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5 percent and 10 percent, compounded annually from the date the respective options were granted to their expiration date. The gains are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the optionee's continued employment through the end of the option period, and the date on which the options are exercised.

STOCK OPTIONS EXERCISED DURING 1997 AND YEAR-END VALUES

       The following table reports certain information regarding stock option exercises during the year ended December 31, 1997 and outstanding stock options held at December 31, 1997 by the CEO and the Named Executive Officers. No stock appreciation rights were exercised or were outstanding during 1997.

      AGGREGATED OPTION EXERCISES IN 1997 AND 1997 YEAR-END OPTION VALUES

                                                                                             Value of
                                                                                            Unexercised
                                                             No. of Unexercised            In-the-Money
                              Shares                         Options at 12/31/97              Options
                           Acquired on        Value            (Exercisable /             (Exercisable /
Name                         Exercise        Realized          Unexercisable)           Unexercisable)/(1)/
-------------------------------------------------------------------------------------------------------------

Theodore Venners                -               -             450,000 /400,000                 $0 / 0

Robert H. Gentile               -               -               100,000 / 0                    $0 / 0

R. David Usilton                -               -                20,000 / 0                    $0 / 0

_______________

(1) Based on the closing price of $3.25 of the Common Stock on the American Stock Exchange on December 31, 1997.


                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Executive Compensation

       All decisions on compensation for the Company's executive officers are made by the Compensation Committee of the Board (the "Committee"). The executive compensation program presently consists of annual base salary, short-term incentives in the form of annual cash bonuses, and long-term incentives in the form of stock options.

       The Committee believes that the compensation of executive officers should reflect the scope of their responsibilities, the success of the Company, and the contributions of each executive to that success. In addition, the Committee believes that base salaries should approximate the mid-point of competitive salaries derived from market surveys and that short-term and long-term incentive compensation should reflect the performance of the Company and the contributions of each executive.

       External competitiveness is an important element of the Committee's compensation policy. The competitiveness of the Company's compensation for its executives is assessed by comparing it to market data provided by a compensation consultant and comparing the Company's compensation levels to those published by Mountain States Employers Council, of which the Company was a member.

       The process of determining each of the elements of compensation for the Company's executive officers is outlined below.

       BASE SALARY

       Base salaries are intended to approximate the mid-point of competitive salaries for similar organizations of comparable size, market capitalizations and complexity to the Company. Executive salaries are adjusted gradually over time and only as necessary to meet this objective. Increases in base salary may be moderated by other considerations, such as geographical or regional market data, industry trends and internal fairness within the Company. It is the Committee's intention that over time the base salaries for the CEO and the other Named Executive Officers will approach the mid-point of competitive data.

       CASH BONUS

       The Committee establishes a median potential bonus for each executive officer by using the market data on total cash compensation from the same executive compensation surveys as used to determine salaries. The Committee's determination with respect to bonuses is based on a subjective evaluation of the contributions of each executive that are not captured by operating measures but are considered important in the creation of long-term stockholder value. The Company paid no executive bonuses in 1997.

       STOCK OPTION PROGRAM

       The primary goal of the Company is to excel in the creation of long-term value for the Company's stockholders. The principal incentive tool used to achieve this goal is the periodic award to key employees of options to purchase Common Stock of the Company.

       The Committee and management believe that awards of stock options to purchase the shares of the Company accomplish many objectives. The grant of options to key employees encourages equity ownership in the Company, and closely aligns management's interest to the interests of all the stockholders. The emphasis on stock options also results in management's compensation being closely linked to stock performance. In addition, because they are subject to vesting periods of varying durations and to forfeiture if the employee leaves the Company prematurely, stock options are an incentive for key employees to remain with the Company long-term.

       Awards are not made annually in conjunction with the annual review of cash compensation, but are made periodically. The Committee considers total compensation of executives, actual and anticipated contributions of each executive (which includes a subjective assessment by the Committee of the value of the executive's future potential within the organization), as well as the value of previously awarded options as described above, in determining option awards.

POLICY ON DEDUCTIBILITY OF COMPENSATION

       The Committee has also considered the application of Section 162(m) of the Internal Revenue Code to the Company's compensation practices. Section 162(m) limits the tax deduction available to public companies for annual compensation paid to senior executives in excess of $1 million unless the compensation qualifies as "performance based." The annual cash compensation paid to individual executives of the Company do not approach the $1 million threshold, and it is believed that the stock incentive plans of the Company qualify as "performance based." Therefore, the Committee does not believe any further action is necessary in order to comply with Section 162(m). From time to time, the Committee will re-examine the Company's compensation practices and the effect of Section 162(m).

1997 CEO COMPENSATION

       Cash compensation for Mr. Theodore Venners is reviewed by both the Committee and the full Board. The Committee and the Board evaluates Mr. Venners' performance and compensation using a process similar to that used for the other executive officers of the Company.

       Awards to Mr. Venners of options to purchase shares of the Common Stock are reviewed and determined periodically by the Committee using criteria similar
to that used for the other executive officers of the Company.   Mr. Venners was
awarded options to purchase 200,000 shares of the Common Stock in 1997.



                          Mr. Brian D. Holt (Chairman)
                              Mr. Vincent N. Cook
                               Mr. Jack C. Pester

                         COMPARATIVE PERFORMANCE GRAPH

       The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns (assuming reinvestment of dividends) for the Common Stock with a broad-based market index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Common Stock has been publicly traded only since July 21, 1994 and, as a result, the following graph assumes $100 invested on July 21, 1994 in the Common Stock, the Russell 2000 Index, the Energy Alternative Sources industry group ("EAS") published by The Investors Business Daily and the Energy Other industry group
             ----------------------------
("EO") also published by The Investors Business Daily.  The EAS industry group
                         ----------------------------
listing was combined with the EO industry group listing by The Investors
                                                           -------------
Business Daily in the first quarter of 1998; both indexes are included in the
--------------
comparative performance graph for 1998 only. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                   COMPARISON OF TOTAL RETURN AMONG KFX INC.,
                           THE RUSSELL 2000(R) INDEX,
    THE INVESTORS BUSINESS DAILY ENERGY  ALTERNATIVE SOURCES INDUSTRY GROUP
    ----------------------------
         AND THE INVESTORS BUSINESS DAILY ENERGY  OTHER INDUSTRY GROUP
             ----------------------------
                    FROM JULY 21, 1994 TO DECEMBER 31, 1997



                (graphic omitted--comparative performance graph)



                                  7/21/94       12/30/94      12/29/95      12/31/96      12/31/97
                                --------------------------------------------------------------------
KFX                                 100            91            86           102            60
RUSSELL 2000(R)                     100           103           133           155           189
EAS                                 100            91           115           191           263
EO                                  100            91           102           141           180


     In addition to the Company, the EAS is comprised of the following companies: AES Corporation; Alpha Solarco Inc; Besicorp Group Inc; Calenergy Inc; Energy Research Corporation; Environmental Power Corporation; Nevada Energy Inc; Photocomm Inc; SGI International Inc; Thermo Ecotek Corporation; Wheelabrator Technologies Inc; and York Research Corporation.

     In addition to the Company, the EO is comprised of the following companies:
AES Corporation; Arch Coal Inc; Besicorp Group Inc; Calenergy Inc; Calpine Corporation; Energy Research Corporation; Environmental Power Corporation; High Plains Corporation; Huaneng Power International Inc; KTI Inc; NRG Generating Inc; Penn Virginia Corporation; Photocomm Inc; Pittston Minerals Group Inc; Rentech Inc; Thermo Ecotek Corporation; Thermo Power Corporation; Trigen Energy Corporation; U.S. Energy Systems Inc; Wheelabrator Technologies Inc; York Research Corporation; and Zeigler Coal Holdings Inc. The EO industry group includes two companies listed on the Toronto Stock Exchange (Hillsborough Resources Ltd. and WFI Industries Inc.) but have been excluded from the EO industry group for purposes of the comparative performance graph. All other companies in the EO industry group are listed on U.S. stock exchanges or the NASDAQ system.

     The Company is excluded from both the EAS and the EO industry groups for purposes of the comparative performance graph.

     From July 21, 1994 to January 29, 1996, the Company's Common Stock was traded on the NASDAQ SmallCap Market under the trading symbol "KFXI." Beginning January 30, 1996, the Company's Common Stock was traded on the American Stock Exchange under the trading symbol "KFX."

                                STOCK OWNERSHIP
                                ---------------

       The following table sets forth certain information, as of April 30, 1998, with respect to the holdings of (1) each person who is the beneficial owner of more than five percent of the Common Stock of the Company, (2) each director of the Company, (3) the CEO and each Named Executive Officer, and (4) by all directors and executive officers of the Company as a group.

                                                               Shares Beneficially
                  Name and Address                                   Owned                      Percentage of Class
                  ----------------                                   -----                      -------------------

Vince N. Cook                                                        397,550    /(1)/                     1.7 %
P.O. Box 4390
Avon, Colorado  81620

Cristobal Energy Co., Inc.                                         3,237,510    /(2)/                    13.5 %
1270 Stone Canyon Road
Los Angeles, California  90077

Brian D. Holt                                                         22,113    /(3)/                        *
245 Winter Street, Suite 300
Waltham, Massachusetts  02154

Peter G. Martin                                                       22,113    /(4)/                        *
48 Ogden Place
Dobbs Ferry, New York  10522

Jack C. Pester                                                        87,126    /(5)/                        *
9 Greenway Plaza
Houston, Texas  77046

Stanley G. Tate                                                      403,550    /(6)/                     1.7 %
1157 N.E. 125th Street, Suite 102
North Miami Beach, Florida  33161

Thermo Ecotek Corporation                                          4,262,300    /(7)/                    17.8 %
245 Winter Street, Suite 300
Waltham, Massachusetts  02154

Theodore Venners                                                   5,056,367    /(8)/                    20.7 %
1999 Broadway, Suite 3200
Denver, Colorado  80202

All directors and executive officers                               6,140,369    /(9)/                    24.8 %
     as a group (10 persons)

_______________

*    Less than 1 percent.

/(1)/ Includes 377,550 shares owned by an investment partnership controlled by Mr. Cook, and 10,000 shares which Mr. Cook has the right to acquire within 60 days of the Record Date pursuant to the exercise of options.
/(2)/ Includes 64,870 shares owned individually by Manual R. Caldera, an officer, director and controlling shareholder of Cristobal Energy Co., Inc. /(3)/ Includes 20,000 shares which Mr. Holt has the right to acquire within 60 days of the Record Date pursuant to the exercise of options.

/(4)/ Includes 20,000 shares which Mr. Martin has the right to acquire within 60 days of the Record Date pursuant to the exercise of options.
/(5)/ Includes 70,000 shares which Mr. Pester has the right to acquire within 60 days of the Record Date pursuant to the exercise of options.
/(6)/ Includes 10,000 shares which Mr. Tate has the right to acquire within 60 days of the Record Date pursuant to the exercise of options.
/(7)/ Includes 11,300 shares owned by Thermo Electron Corporation, a majority shareholder of TCK.
/(8)/ Includes 500,000 shares which Mr. Venners has the right to acquire within 60 days of the Record Date pursuant to the exercise of options, and 600,000 shares owned by Energy Brothers, Inc., of which Mr. Venners is the majority shareholder.
/(9)/ Includes an aggregate of 862,000 shares which directors and executive officers as a group have the right to acquire within 60 days of the Record Date pursuant to the exercise of options.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

       Section 16 (a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than ten percent (10 %) of a registered class of Company's equity securities ("10 % Shareholders") to file with the Securities and Exchange Commission and the American Stock Exchange reports of ownership and changes in ownership of equity securities of the Company and to furnish the Company with copies of all Section 16(a) forms they file.

       Based solely upon a review of the copies of such 16(a) reports furnished to the Company and written representations that no other reports were required, the Company believes that, during 1997, all Section 16(a) filing requirements applicable to the Company's directors, executive officers and 10 % Shareholders were complied with, except Mssrs. Cook, Hansen, Swenson and Venners and Ms. Goldman did not report one transaction each during 1997. A Form 5 was filed for the director and executive officers to report these transactions.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------

THERMO ECOTEK CORPORATION

       On August 18, 1995, the Company entered into several agreements (described below) with TCK whereby, over a six-year period, TCK has the right, at its option, to acquire up to 51 percent ownership in the Company through stock purchases and the exercise of warrants.

1. The Company and TCK entered into a Stock Purchase Agreement dated August 18, 1995 which generally provides for the issuance and sale of up to 4,250,000 shares of the Common Stock as follows: (a) the first, second and third purchases under the Stock Purchase Agreement occurred on August 29, 1995; December 28, 1995; and January 28, 1997, respectively, wherein TCK purchased 1,500,000 shares on the first and second such date at a price of $2.00 per share, and 1,250,000 shares on the third such date at a price of $2.00 per share .

2. On August 18, 1995, the Company issued two warrants to TCK ("Warrant A" and Warrant B"). Warrant A grants to TCK the right to purchase 7,750,000 shares at an exercise price of $3.65 per share, subject to adjustment. Warrant A is exercisable in whole or in part, commencing on January 1, 2000 and ending July 1, 2001. Warrant B grants to TCK the right to purchase that number of shares sufficient to give TCK ownership of 51 percent of the Company's outstanding shares on the date of exercise, at a price per share equal to the average of the daily closing price of the shares for the 40 trading days immediately preceding the date of computation. Warrant B may be exercised in whole or in part commencing on January 1, 2000 and ending July 1, 2001, provided that Warrant A has previously been exercised in full.

3. A Stockholders' Voting and Co-Sale Agreement (the "Voting Agreement") was also entered into on August 18, 1995 by and among the Company, TCK and Mr. Theodore Venners, Chairman, President and Chief Executive Officer of the Company. Pursuant to the terms of the Voting Agreement, the Company agreed to increase its number of directors from five to six and the parties agreed to use their best efforts to elect one member designated by TCK to the Board. Accordingly, Mr. Brian Holt was elected to the Board in October 1995. After such time as TCK has exercised Warrant A, in full, the parties agree to use their best efforts to elect to the Board the number of directors designated by TCK sufficient to equal at least one third of all Board members; and following TCK's exercise of Warrant B, in full, the parties agree to support the election of directors designated by TCK to the Board sufficient to provide TCK with a majority of all Board members.

4. A Registration Rights Agreement, dated August 18, 1995, was entered into between the Company and TCK whereby the Company agreed to provide for the registration under the Securities Act of 1933, as amended, of the shares purchased under the Stock Purchase Agreement and upon exercise of Warrant A or Warrant B .

ESTATE OF EDWARD KOPPELMAN

       The Company is a party to a Royalty Agreement with Edward Koppelman, whereby Mr. Koppelman is entitled to receive a royalty equal to 25 percent of the Company's worldwide royalty and license fee revenue, computed after the payment of a royalty to the State of Wyoming. The royalty to Mr. Koppelman will cease when the cumulative payments to him reach the sum of approximately $75.2 million. Mr. Koppelman passed away in October 1997 and all his rights and obligations as discussed above are held by his estate. In his will, Mr. Koppelman bequeathed 50 percent of the royalty stream to Theodore Venners, the Chairman of the Board, Chief Executive Officer and President of the Company.

OTHER

       The Company has a consulting agreement (the "Consulting Agreement") with Venners & Company, Ltd. for investor and public relations and governmental affairs services. Venners & Company, Ltd. is controlled by John P. Venners, the brother of Theodore Venners. During 1997 and 1996, Venners & Company, Ltd. was paid $236,907 and $238,645, respectively, for consulting fees and reimbursed expenses relating to the business of the Company. The Company also provides office space for Mr. John Venners in Arlington, Virginia. The Consulting Agreement provides for a two-year term which began January 1, 1994 and is automatically renewable for successive one-year periods, unless either party terminates the Consulting Agreement. Also, the Company is obligated to include Venners & Company, Ltd. in any cash-based employee benefit programs of the Company. During 1997 and 1996, the Company paid medical insurance premiums of approximately $2,800 and $1,600, respectively, for an employee of Venners & Company, Ltd.

       In addition, in January 1997 the Company issued to Mr. John Venners a common stock purchase warrant for 33,334 shares of the Common Stock at $4.00 per
share.  The warrant expires on November 5, 1999.   The warrant was issued to Mr.
John Venners in relation to certain governmental affairs services performed in 1995 and 1996.

       Also, in September 1997 the Company issued to Mr. John Venners options to purchase 200,000 shares of the Common Stock for $3.75 per share. This option grant was made under the 1996 Plan. The options expire in September 2004.



                                 PROPOSAL NO. 2

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
              ----------------------------------------------------

       The Board, upon the recommendation of the Audit Committee, has selected Price Waterhouse LLP ("Price Waterhouse") to serve as independent accountants of the Company and its subsidiaries for the fiscal year ending December 31, 1998. Price Waterhouse has served as the Company's independent accountants since the fiscal year ended December 31, 1992. Representatives of Price Waterhouse will be present at the Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders.

       Although it is not required to do so, the Board is submitting its selection of the Company's independent accountants for ratification by the stockholders at the Meeting in order to ascertain the views of stockholders regarding such selection. Whether the proposal is approved or defeated, the Board may reconsider its selection.

      THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL NO. 2

                            SOLICITATION OF PROXIES
                            -----------------------

       This solicitation is being made by mail on behalf of the Board, but may also be made without additional remuneration by officers or employees of the Company by telephone, telegraph, facsimile transmission, electronic means or personal interview. The expense of the preparation, printing and mailing of this Proxy Statement and the enclosed form of Proxy and Notice of Annual Meeting, and any additional material relating to the Meeting which may be furnished to shareholders by the Board subsequent to the furnishing of this Proxy Statement, has been or will be borne by the Company. The Company will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. To obtain the necessary representation of shareholders at the Meeting, supplementary solicitations may be made by mail, telephone or interview by officers of the Company or selected securities dealers. It is anticipated that the cost of such supplementary solicitations, if any, will not be material. In addition, the Company has retained its transfer agent, InterWest Transfer Company, Inc. ("InterWest"), to solicit proxies from shareholders by mail, in person and by telephone. The Company will pay InterWest a fee of $500 for its services, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with the proxy solicitation.

                                 ANNUAL REPORT
                                 -------------

       The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1997 has been mailed to shareholders along with this Proxy Statement. THE COMPANY WILL, UPON WRITTEN REQUEST AND WITHOUT CHARGE, PROVIDE TO ANY PERSON SOLICITED HEREUNDER ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. Requests should be addressed to Investor Relations Department, 1999 Broadway, Suite 3200, Denver, Colorado 80202. Also, such report may be obtained from the Company's Internet homepage at http://www.kfx.com.

                                 OTHER MATTERS
                                 -------------

       The Company is not aware of any business to be presented for consideration at the Meeting, other than that specified in the Notice of Annual Meeting. If any other matters are properly presented at the Meeting, it is the intention of the persons named in the enclosed Proxy to vote in accordance with their best judgement.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING
                 ---------------------------------------------

       Any shareholder who intends to submit a proposal at the 1999 Annual Meeting of Shareholders and who wishes to have the proposal considered for inclusion in the proxy statement and form of proxy for that meeting must, in addition to complying with the applicable laws and regulations governing submission of such proposals, deliver the proposal to the Company for consideration no later than December 1, 1998. Such proposals should be sent to Rudolph G. Swenson, the Secretary of the Company, at 1999 Broadway, Suite 3200, Denver, Colorado 80202.

                        NOTICE TO BANKS, BROKER-DEALERS
                     AND VOTING TRUSTEES AND THEIR NOMINEES
                     --------------------------------------

       Please advise the Company whether other persons are the beneficial owners of the shares for which proxies are being solicited from you, and, if so, the number of copies of this Proxy Statement and other soliciting materials you wish to receive in order to supply copies to the beneficial owners of the shares.

       IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. BY RETURNING YOUR PROXY PROMPTLY YOU CAN HELP THE COMPANY AVOID THE EXPENSE OF FOLLOW-UP MAILINGS TO ENSURE A QUORUM SO THAT THE MEETING CAN BE HELD. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE A PRIOR PROXY AND VOTE THEIR PROXY IN PERSON AS SET FORTH IN THIS PROXY STATEMENT.

                                    By Order of the Board of Directors



                                    Rudolph G. Swenson
                                    Secretary


Denver, Colorado
April 30, 1998

                          [FRONT OF PROXY VOTING CARD]

PROXY

                                    KFX INC.
                   1999 BROADWAY, SUITE 3200 DENVER, CO 80202

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of KFx Inc. (the "Company") hereby appoints Rudolph
G. Swenson and Jeffrey A. Hansen as the attorney and proxy of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of Common Stock of the Company at the annual meeting of stockholders of the Company to be held on Thursday, June 18, 1998 at 10:00 a.m. local at the executive offices of the Company, 1999 Broadway, Suite 3200, Denver, CO 80202, and any postponements, continuation or adjournments thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated below.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS
[_]  FOR the nominee listed below.
[_]  WITHHOLD AUTHORITY to vote for the nominee for director listed below.
                            Nominee:  Brian D. Holt
Proposal No. 2 - Ratification of Selection of Independent Accountants
            [_] FOR          [_] AGAINST        [_] ABSTAIN
PROPOSAL NO. 3 - TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING AND ANY POSTPONEMENTS, CONTINUATION OR ADJOURNMENTS THEREOF.

                          [BACK OF PROXY VOTING CARD]

       This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this Proxy will be voted "FOR" the nominee of the Board of Directors in the election of director, and "FOR" the ratification of the selection of Price Waterhouse LLP as the Company independent accountants for the year ending December 31, 1998. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any postponements, continuation or adjournments thereof.
       THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH, AND HEREBY RATIFIES ALL THAT THE SAID ATTORNEYS AND PROXIES MAY DO BY VITURE HEREOF.
                                            Dated:  _______________, 1998

                      (Label)               _____________________________
                                              (Stockholder's Signature)

                                            ____________________________
                                              (Stockholder's Signature)

                                   Note:  Please mark, date and sign this
                                   proxy card and return it in the enclosed envelope. Please sign as your name appears below. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations please sign with corporate name by a duly authorized officer and affix corporate seal.